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                                                                     EXHIBIT 5.1
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                     [Goodwin, Procter & Hoar Letterhead]


                                 June 18, 1998



Bradley Real Estate, Inc.
40 Skokie Boulevard, Suite 600
Northbrook, IL 60062-1626

Mid-America Realty Investments, Inc.
11506 Nicholas St., Suite 100
Omaha, NE 68154

     Re:  Legality of Securities to be Registered
          under Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel for Bradley Real Estate, Inc., a Maryland corporation ("Bradley"), in connection with the proposed merger of Mid-America Realty Investments, Inc., a Maryland corporation ("Mid-America"), with and into Bradley with Bradley being the surviving corporation (the "Merger") pursuant to an Agreement and Plan of Merger between Bradley and Mid-America dated May 30, 1998 (the "Merger Agreement").

     The Merger Agreement provides that at the Effective Time of the Merger, each share of common stock of Mid-America will be exchanged for the right to receive 0.42 of a share of 8.4% Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of Bradley having the terms set forth in the Articles Supplementary (the "Articles Supplementary") that will be filed in Maryland substantially in the form attached as an exhibit to the Merger Agreement. Under the proposed Articles Supplementary, shares of the Series A Preferred Stock are convertible into common stock, par value $.01 per share, of Bradley ("Bradley Common Stock"). In connection with the Merger, Bradley has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, which Registration Statement covers the shares of Series A Preferred Stock issuable pursuant to the Merger and the shares of the Bradley Common Stock issuable upon conversion thereof.

     In connection with rendering this opinion, we have examined the Merger Agreement, the Amended and Restated Articles of Incorporation of Bradley, as amended through the date
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Bradley Real Estate, Inc.
Mid-America Realty Investments, Inc.
June 18, 1998
Page 2


hereof and on file with the State Department of Assessments and Taxation of the State of Maryland, the proposed Articles Supplementary, the Bylaws of Bradley, such records of the corporate proceedings of Bradley as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of Bradley or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any other jurisdiction other than the laws of the United States of America and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state.

     Based upon the foregoing, we are of the opinion that under the Maryland General Corporation Law, pursuant to which Bradley is incorporated, upon the issuance of the shares of Series A Preferred Stock in accordance with the terms of the Merger Agreement, such shares of Series A Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, and upon the issuance of shares of Bradley Common Stock upon conversion of shares of Series A Preferred Stock in accordance with the terms of the Articles Supplementary, such shares of Bradley Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Proxy Statement/Prospectus which is a part of this Registration Statement.

                                        Very truly yours,

                                        /s/ Goodwin, Procter & Hoar  LLP

                                        GOODWIN, PROCTER & HOAR  LLP